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                                  EXHIBIT 23.1

                               CONSENT OF COUNSEL


TO CAPITAL ALLIANCE INCOME TRUST,
A REAL ESTATE INVESTMENT TRUST

         We hereby consent to the use in this Registration Statement on Form S-11, and any amendments or supplements of our form of opinions in respect to certain tax and ERISA matters, and to any reference to our firm included in or made a part of the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under the Securities Act of 1933, as amended, or the Rules and Regulations promulgated thereunder.




                                /s/ Landels Ripley & Diamond LLP
                                _______________________________________________

                                LANDELS RIPLEY & DIAMOND LLP


San Francisco, California


April 21, 1997



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